SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED
INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT
WELLS FARGO FUNDS TRUST

This fee agreement is made as of the 27th day of March, 2009, and is amended as of the 28th day of May, 2020, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”); and

            WHEREAS, the parties and Wells Fargo Funds Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the annual rates described in this Schedule A to Appendix A for each Fund listed in Appendix A.

            The Sub-Adviser shall receive a fee as described in this Schedule A to Appendix A of the assets of the Growth Balanced Fund and Moderate Balanced Fund and from each WealthBuilder Fund for providing services with respect to which Master Trust Portfolios (or, in the case of the WealthBuilder Funds, other unaffiliated funds) these Funds will invest in and the percentage to allocate to each Master Portfolio or unaffiliated fund in reliance on Section 12(d)(1)(G) under the Act, the rules thereunder, or order issued by the Commission exempting the Fund from the provisions of Section 12(d)(1)(A) under the Act (a “Fund of Funds structure”).

The net assets under management against which the foregoing fees are to be applied are the net assets as of the first business day of the month.  If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.  If the determination of the net asset value is suspended as of the first business day of the month, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value on the first business day of the month.

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED
INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT
WELLS FARGO FUNDS TRUST

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Adjustable Rate Government Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Alternative Risk Premia Fund[1]	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Asset Allocation Fund	First 250M Over 250M	0.10 0.05
California Limited-Term Tax-Free Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
California Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Cash Investment Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Classic Value Fund	First 250M Next 250M Next 2B Next 2B Over 4.5B	0.35 0.325 0.30 0.275 0.25
Common Stock Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Conservative Income Fund	First 100M Next 200M Over 300M	0.10 0.08 0.05
Core Plus Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Disciplined Small Cap Fund	First 100M Next 200M Over 300M	0.35 0.30 0.25
Disciplined U.S. Core Fund	First 100M Next 200M Over 300M	0.25 0.20 0.15
Discovery Fund	First 100M Next 100M Over 200M	0.45 0.40 0.35
Diversified Capital Builder Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Diversified Income Builder Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Diversified International Fund[2]	First 200M Over 200M	0.45 0.40
Dynamic Target Today Fund	First 200M Next 300M Over 500M	0.10 0.08 0.06
Dynamic Target 2015 Fund	First 200M Next 300M Over 500M	0.10 0.08 0.06
Dynamic Target 2020 Fund	First 200M Next 300M Over 500M	0.10 0.08 0.06
Dynamic Target 2025 Fund	First 200M Next 300M Over 500M	0.10 0.08 0.06
Dynamic Target 2030 Fund	First 200M Next 300M Over 500M	0.10 0.08 0.06
Dynamic Target 2035 Fund	First 200M Next 300M Over 500M	0.10 0.08 0.06
Dynamic Target 2040 Fund	First 200M Next 300M Over 500M	0.10 0.08 0.06
Dynamic Target 2045 Fund	First 200M Next 300M Over 500M	0.10 0.08 0.06
Dynamic Target 2050 Fund	First 200M Next 300M Over 500M	0.10 0.08 0.06
Dynamic Target 2055 Fund	First 200M Next 300M Over 500M	0.10 0.08 0.06
Dynamic Target 2060 Fund	First 200M Next 300M Over 500M	0.10 0.08 0.06
Emerging Markets Equity Fund	First 100M Next 100M Over 200M	0.65 0.55 0.45
Emerging Markets Equity Income Fund	First 100M Next 100M Over 200M	0.65 0.55 0.45
Endeavor Select Fund	First 100M Next 200M Next 500M Over 800M	0.30 0.275 0.25 0.20
Enterprise Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Fundamental Small Cap Growth Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Global Investment Grade Credit Fund	First 100M Next 200M Next 200M Over 500M	0.10 0.0875 0.075 0.050
Global Small Cap Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Government Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Government Securities Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Growth Balanced Fund	First 250M Over 250M	0.10 0.05
Growth Fund	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.35 0.30
Heritage Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
High Yield Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
High Yield Corporate Bond Fund	0.00
High Yield Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Index Asset Allocation Fund	First 100M Next 100M Over 200M	0.15 0.125 0.10
Intermediate Tax/AMT-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
International Equity Fund	First 200M Over 200M	0.45 0.40
Intrinsic Small Cap Value Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Intrinsic World Equity Fund	First 250M Next 750M Over 1B	0.35 0.275 0.20
Large Cap Core Fund	First 1B Over 1B	0.35 0.30
Large Cap Growth Fund	First 100M Next 200M Next 500M Over 800M	0.30 0.275 0.25 0.20
Large Company Value Fund	First 100M Next 200M Over 300M	0.25 0.20 0.15
Low Volatility U.S. Equity Fund	First 750M Over 750M	0.20 0.12
Managed Account CoreBuilder Shares – Series M	0.00
Managed Account CoreBuilder Shares – Series SM3	0.00
Minnesota Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Moderate Balanced Fund	First 250M Over 250M	0.10 0.05
Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Municipal Cash Management Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Municipal Sustainability Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
National Tax-Free Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Omega Growth Fund	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.35 0.30
Opportunity Fund	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.35 0.30
Pennsylvania Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Precious Metals Fund	First 100M Next 100M Over 200M	0.40 0.35 0.30
Premier Large Company Growth Fund	First 100M Next 100M Next 300M Over 500M	0.35 0.325 0.30 0.275
Short Duration Government Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Short-Term Bond Fund[4]	First 100M Next 200M Over 300M	0.15 0.10 0.05
Short-Term High Yield Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Short-Term Municipal Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Special International Small Cap Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Special Mid Cap Value Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Special Small Cap Value Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Strategic Income Fund[5,6]	First 100M Next 200M Next 200M Over 500M	0.30 0.25 0.20 0.15
Strategic Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Target Today Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2010 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2015 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2020 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2025 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2030 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2035 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2040 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2045 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2050 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2055 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2060 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Treasury Plus Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Ultra Short-Term Income Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Ultra Short-Term Municipal Income Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
U.S. Core Bond Fund	0.00
Utility and Telecommunication Fund	First 100M Next 200M Next 500M Over 800M	0.30 0.275 0.25 0.20
WealthBuilder Conservative Allocation Fund	0.15
WealthBuilder Equity Fund	0.15
WealthBuilder Growth Allocation Fund	0.15
WealthBuilder Growth Balanced Fund	0.15
WealthBuilder Moderate Balanced Fund	0.15
Wisconsin Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
100% Treasury Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01

Schedule A amended:  May 28, 2020

1. For portfolio management services, Wells Capital Management (“WCM”) would receive this fee on the entirety of the Fund’s portfolio, covering both the assets in the sleeve managed solely by WCM and the assets in the sleeve that will be co-managed with Wells Fargo Asset Management (International), Limited (“WFAMI Ltd”). WCM’s services will not be duplicative of those to be provided by WFAMI Ltd.
2. The Fee is paid to 33.33% of the allocated sleeve of the Fund’s assets under management.
3. On May 28, 2020 the Board of Trustees of Wells Fargo Funds Trust approved the establishment of the Managed Account CoreBuilder Shares – Series SM (“Fund”).  The Fund is expected to commence operations in the third quarter 2020.
4. On May 28, 2020 the Board of Trustees of Wells Fargo Funds Trust approved the name change to the Short-Term Bond Fund to the Short-Term Bond Plus Fund, effective on or about August 3, 2020.
5. The fees for the Strategic Income Fund are paid based on assets under management attributable to the portion of the Fund’s portfolio managed by Wells Capital Management Incorporated (“WellsCap”).  Please note that concurrently with the termination of Wells Fargo Asset Management (International) Limited as subadviser to the Strategic Income Fund on or about August 3, 2020, the portion of the Fund’s portfolio managed by WellsCap will effectively be the entire portfolio.
6. On May 28, 2020 the Board of Trustees of Wells Fargo Funds Trust approved the name change to the Strategic Income Fund to the Income Plus Fund, effective on or about August 3, 2020.

The foregoing fee schedule is agreed to as of May 28, 2020 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By: _______________________________

         Paul Haast

         Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By: _______________________________

          Name:  Sallie Squire

          Title:    Chief Administrative Officer - WFAM